SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2012

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio		44333-3300
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 6, 2012, the Company sent a notice to its directors and executive officers in connection with a blackout period with respect to the OMNOVA Solutions Retirement Savings Plan (the “Plan”). The blackout period is required due to the transition to a new Plan administrator. During the blackout period, Plan participants will be unable to change future contribution rates or how future contributions will be invested, request an exchange (transfer) between investment options, including with respect to the Company stock fund, or check account balances. The blackout period will begin at 4:00 pm Eastern Time on December 21, 2012 and end during the week of January 20, 2013.

The notice to directors and executive officers informed them of the blackout period and the OMNOVA common stock trading restrictions (including with respect to derivatives) that apply to them during the blackout period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.

A copy of the notice to the directors and executive officers is attached as Exhibit 99. During the blackout period and for a period of two years after the ending date of the blackout period, shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting the Corporate Secretary by telephone at 330-869-4200 or by mail to OMNOVA Solutions Inc., Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99	Notice to Directors and Executive Officers dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

99	Notice to Directors and Executive Officers dated December 6, 2012